Exhibit 99.1

FOR IMMEDIATE RELEASE
Date: February 17, 2016
For Further Information Contact:
Donald E. Gibson
President and Chief Executive Officer
(518) 943-2600
donaldg@tbogc.com

GREENE COUNTY BANCORP, INC.
DECLARES TWO-FOR-ONE STOCK SPLIT

Catskill, NY – February 17, 2016.  Greene County Bancorp, Inc. (NASDAQ-GCBC) today announced that its Board of Directors has declared a two-for-one stock split on the Company’s outstanding common stock. The stock split will be paid on or about March 15, 2016 to stockholders of record as of March 7, 2016.

Donald E. Gibson, President and Chief Executive of the Company, said, “We believe that the two-for-one stock split is an action that could enhance the investment value and liquidity of our common stock, and we believe that it is warranted, in light of the Company’s successful year and increase in stock price.”

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Greene County Bancorp, Inc. is the direct and indirect holding company, respectively, for The Bank of Greene County, a federally chartered savings bank, and Greene County Commercial Bank, a New York-chartered commercial bank, both headquartered in Catskill, New York.  Our primary market area is the Hudson Valley in New York State.  For more information on Greene County Bancorp, Inc., visit www.tbogc.com.